Exhibit 10.3

September 8, 2014

Aqua Metals, Inc.

501 23rd Avenue

Oakland, CA 94606

Attention: Dr. Stephen Clarke

Re:         Engagement Agreement for Strategic Consulting Services

Dear Dr. Clarke:

This letter agreement (the “Agreement”) confirms the terms and conditions pursuant to which Liquid Patent Consulting. LLC (“Consultant”) will provide certain strategic, and intellectual property advisory services to Aqua Metals, lnc. (the “Company”) (the “Engagement”).

1.            Services. Consultant shall assist the Company with all aspects of its business, strategic and intellectual property development, including:

(a)          Business Strategy Activities.

(1)	Identify optimal legal entity structure, shareholding of parent and structure for all subsidiaries;

(2)	Assess current management and identifying and recruiting additional key members of the management team and Board of Directors;

(3)	Assess the Company’s market landscape;

(4)	Assess the Company’s current business strategy and assisting in the formulation of an optimal business strategy, including a development and commercialization strategy;

(5)	Assess the competitive features/functions of the Company’s current and proposed products and services;

(6)	Assess the Company’s current financial and accounting processes and recommend revisions to such processes;

(7)	Assess and make recommendations for performance measurement metrics for various functions/organizations and total enterprise;

(8)	Assess and make recommendations for the Company’s sales compensation structure;

(9)	Assess and make recommendations for the Company’s customer service methodologies, processes, performance measurement metrics;

(10)	Evaluate and recommend potential strategic partners;

(11)	Assist in development of detailed measurable actionable business and financial plan for the next 18 months; and

(12)	General corporate advice, as needed and requested.

(b)          IP Related Activities

(1)	Review and analysis of inventions held by the Company to determine their usefulness, potential for monetization and potential patentability, including advice concerning the increase in the likelihood or strength of any of the foregoing;

(2)	Interviewing the Company to understand the subject inventions and researching prior art for purposes of determining the patentability of such inventions;

(3)	Advise and assist in developing a strategy for the preparation and filing of one or more patents, both United States and foreign, for purposes of adequately protecting the substantive claims underlying the inventions, including for each for each such invention a complete invention package with technical disclosure documentation (each, a “Disclosure”) for use in the Company’s patent applications;

(4)	Review and comment on patent applications filed with respect to such inventions;

(5)	Review and comment on office actions concerning patent applications and issued patents;

(6)	Advise and assist in developing a strategy for the Company’s strategic acquisitions of inventions and patent rights to enhance the Company’s portfolio of patent rights, including conducting the due diligence and acquisition efforts on behalf of the Company;

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(7)	Advise and assist with regard to licensing, litigation and sales of patent rights held by the Company; and

(8)	Provide engineering and/or scientific advisory services to the Company.

The IP related services to be provided by Consultant to the Company set forth in Section 1(b) shall be subject to a written work assignment in the form of Exhibit A attached hereto (“Work Assignment”). The Company shall use a Work Assignment to request the IP Services in Section 1(b)(1) through (8). Each Work Assignment, when signed and delivered by the Company and accepted by Consultant, shall become part of this Agreement and incorporated herein by this reference. In the event of any conflict between this Agreement and a Work Assignment, this Agreement shall govern and control.

(c)          Additional Services/Exclusions. It is expressly understood and agreed that Consultant has not provided nor is undertaking to provide any advice to the Company relating to legal, regulatory, securities, finance, accounting, or tax matters. The services provided to the Company hereunder are designed to assist, but not replace, the Company’s own intellectual property counsel and other professional advisers to the Company. Should the Company request Consultant to perform any services or act in any capacity not specifically addressed in this Agreement, such services or activities shall constitute separate engagements, the terms and conditions of which will be embodied in separate written agreement(s).

2.          Compensation. As consideration for the services provided under this Agreement, the Company will pay Consultant certain fees as follows:

(a)          Cash Fees. Company shall pay Consultant a cash fee for each of the IP related services in Section 1(b)(1) through (8) in the amount set forth in the schedule of fees set forth on Exhibit B attached hereto.

(b)          Warrants. Upon execution of this Agreement, the Company shall sell to Consultant or its designees, for the total amount of $1,500, a warrant, which may be issued in one or more instruments, in the form of Exhibit C attached hereto (the “Warrants”), to purchase an aggregate of 100 shares of Company common stock (the “Common Stock”), which is in an amount equal to ten percent (10%) of the total issued and outstanding Common Stock of the Company, on a fully diluted basis, excluding shares issued or issuable to Wirtz Manufacturing (or any of its affiliates) (“Wirtz”) up to the first $1,000,000 of investment, as of the date hereof. Such Warrants will be for a term of three (3) years at an exercise price of $0.01 per share and shall contain cashless exercise and anti-dilution provisions and representations and warranties normal and customary for warrants issued to investors, and will not be callable or terminable favorable than those granted to any other person prior to or subsequent to the date of this Agreement. The Company shall bear all costs and expenses of registration, including the filing and clearing of one or more registration statements. The Warrants may be assigned to any persons or entities designated by Consultant. For purposes of clarification, the Warrants acquired by the Consultant hereunder are deemed fully paid and earned as of the date of this Agreement and are not cancellable or reducible for any reason by the Company, expect as provided in the Warrant itself.

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(c)          Gross Up of Warrants. In the event that the Company issues any shares of common stock or other securities that are convertible into shares of common stock, not in connection with a financing, prior to the close of the First Private Placement (as defined below), to any persons that are its employees (or affiliates or family members of those employees) as of the date of this Agreement, then the Company will immediately issue a gross up warrant (“Gross Up Warrant”) to Consultant or its designees to purchase shares of common stock of the Company in an amount equal to 10% of the shares of common stock that are issued or issuable under the securities issuable to the employees (or affiliates or family members of the those employees. As used herein, the term “First Private Placement” means the first private placement of the Company’s securities under circumstances that entitle National Securities Corporation (“NSC”) Cash Fees and Warrants (as such terms are defined in that certain Engagement Agreement (“NSC Agreement”) between the Company and NSC dated September 8, 2014 with respect to such sale transactions pursuant to Section 2 of the NSC Agreement.

(d)          Patent Application. In addition, to the services in Section 1(b) and cash fees in subpart (a) of this Section 2, Consultant will provide, at the Company’s request, turn-key patent application services for the fee of $7,500 per patent application. The patent legal services will be provided, at the Consultant’s expense, by Dentons US, LLP (“Dentons”) and the Company will be required to enter fees for a separate engagement with Dentons, although the Company shall only be responsible for any filing fees or out of pocket expenses incurred by Dentons.

(e)          Expenses. The Company shall fund Consultant’s travel and other reasonable expenses related to the Engagement, including economy class air fare, business class accommodations, ground transportation, meals and incidentals, in connection with visits by the Consultant team to the Company’s site, provided that expenses exceeding $1,000 shall be subject to the Company’s prior approval which shall not be unreasonably withheld.

(f)          Payments. All payments to be made to Consultant hereunder will be made in cash by wire transfer of immediately available U.S. funds. Except as expressly set forth herein, no fee payable to Consultant hereunder shall be

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(f)          Payments. All payments to be made to Consultant hereunder will be made in cash by wire transfer of immediately available U.S. funds. Except as expressly set forth herein, no fee payable to Consultant hereunder shall be credited against any other fee due to Consultant or any of its affiliates. The obligation to pay any fee or expense set forth herein shall be absolute and unconditional and shall not be subject to reduction by way of setoff, recoupment or counterclaim.

(g)          Compensation Earned. All the compensation provided under this Agreement will be deemed fully earned as of the date of the Agreement, and not subject to return in whole or in part or subject to reduction or further limitation, The Company waives any and all rights of set off against the compensation provided for herein, including any securities underlying any Warrants.

(h)          Lock-Up Period. In the event of an initial public offering by the Company, all Warrants and shares of Common Stock received pursuant to exercise of such Warrants received by Consultant and its assigns hereunder may not be sold for a period of 12 months following the initial listing on an exchange.

3.          Representations and Warranties of the Company. The Company warrants and agrees that it is the true and rightful owner of all intellectual property rights in each of the assets and inventions submitted to Consultant for analysis; that any and all technical invention information provided to Consultant may, to the actual knowledge of the officers of the Company, be transmitted across country borders subject to compliance with applicable export control and similar laws; and that no U.S. agency has suspended, revoked, or denied the Company’s export privileges.

4.          Term and Termination. Consultant’s Engagement will commence upon the execution of this Agreement and shall continue in effect for a period of one hundred eighty (180) days (the “Initial Term”). After the expiration of the Initial Term, the Agreement shall automatically renew and continue in effect until it is terminated by either party with thirty (30) days’ written notice to the other pursuant to Section 10. Upon termination of this Agreement for any reason, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 2 and 5-18, which shall survive termination.

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5.          Confidentiality. Consultant acknowledges that in connection with the Engagement, the Company will provide Consultant with information which the Company considers to be confidential, including its trade secrets (“Confidential Information”). Consultant agrees to employ all reasonable efforts to keep the Confidential Information secret and confidential, using no less than the degree of care employed by Consultant to preserve and safeguard its own confidential information, and shall not disclose or reveal the Confidential Information to anyone except its employees, consultants, affiliates and contractors who have an obligation of confidentiality with Consultant. Consultant will not use the Confidential Information except in connection with its performance of services hereunder, unless disclosure is required by law, court order, or any government, regulatory or self-regulatory agency or body in the opinion of Consultant’s counsel, in which event Consultant will provide the Company with reasonable advance notice of such disclosure. “Confidential Information” does not include information which (a) was in the public domain or readily available to the trade or the public prior to the date of the disclosure; (b) becomes generally available to the public in any manner or form through no fault of Consultant or its representatives; (c) was in Consultant’s possession or readily available to Consultant from another source not under obligation of secrecy to the Company prior to the disclosure; (d) is rightfully received by Consultant from another source on a non-confidential basis; (e) is developed by or for Consultant without reference to the Company’s Confidential Information; (f) is disclosed by the Company to an unaffiliated third party free of any obligation of confidence; or (g) is released for disclosure with the Company’s written consent. Notwithstanding any termination of this Agreement, Consultant’s confidentiality obligations (1) in respect of any material that qualifies as a “Trade Secret” under the Uniform Trade Secrets Act (“UTSA”) shall survive in perpetuity under the UTSA until such information ceases to be a Trade Secret, and (2) in respect of any non-Trade Secret, for a period of two years from the date of disclosure.

6.          Indemnification, The Company hereby agrees to indemnify and hold harmless Consultant and its affiliates and each of their directors, officers, managers, agents, employees, members and counsel (collectively, the “Consultant Indemnified Parties”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses, or liabilities (or actions in respect thereof) (“Losses”), joint or several, to which they or any of them may become subject under any statute or at common law, and to reimburse such Consultant Indemnified Parties for any reasonable legal or other expense (including but not limited to the cost of any investigation, preparation, response to third party subpoenas) incurred by them in connection with any litigation or administrative or regulatory action (“Proceeding”), whether pending or threatened, and whether or not resulting in any liability, insofar as such losses, claims, liabilities, or litigation arise out of or are based upon the Engagement, including, but not limited to, the Company’s use or misuse (including use contrary to federal or state law) of the Disclosure(s), the Company’s breach of the representations and warranties contained in Section 3 hereof, or any violation of U.S. or other import or export controls; provided, however, that while the indemnity provisions herein shall include any and all claims regardless of whether Consultant’s sole negligence, active or passive, contributed to losses, they shall not apply to (i) amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, or (ii) Losses arising solely from the willful misconduct, gross negligence or violation of applicable laws of Consultant Indemnified Parties.

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The provisions of this Section 6 shall survive any termination or expiration of this Agreement.

7.          Work Product and Announcements. Consultant’s advice shall be the sole proprietary work product and intellectual property of Consultant and such advice may not be disclosed, in whole or in part, to third parties other than the Company’s professional advisors without the prior written permission of Consultant, unless such disclosure is required by law. Any document or information prepared by Consultant in connection with this Engagement shall not be duplicated by the Company except as explicitly provided for hereunder or required by law. The Company acknowledges that Consultant, at its option and expense, may place announcements and advertisements or otherwise publicize the Engagement (which may include the reproduction of the Company’s logo and a hyperlink to the Company’s website) on Consultant’s website and in such financial and other newspapers and journals as it may choose.

8.          Limitation of Liability. Consultant shall employ due care and attention in providing the services hereunder. However, the Company acknowledges that Consultant does not warrant or represent the accuracy or completeness of any public information or any information provided solely by the Company used in any analysis and that inaccurate or incomplete data may affect the validity and reliability of Consultant’s work product, including any draft patent Disclosures. Similarly, Consultant makes no representation or warranty with respect to the non-infringement of any of the assets or inventions described in the Disclosure(s). Consultant makes no warranty, representation, promise, or undertaking with respect to any legal or financial consequences of, or any other consequences or benefits obtained from the use of any work product hereunder, including the Disclosure(s), including any representation that any patent(s) will be granted. The Company assumes all risks related to documentation or technical information and data which may be subject to U.S. export controls or export or import restrictions in other countries. Consultant SPECIFICALLY DISCLAIMS ANY OTHER WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CONSULTANT SHALL NOT BE LIABLE ON ACCOUNT OF ANY ERRORS, OMISSIONS, DELAYS, OR LOSSES UNLESS CAUSED BY ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER CONSULTANT NOR ANY OF ITS CONTROLLING PERSONS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR CONSULTANTS WILL BE LIABLE FOR ANY LOSS, DAMAGE OR INJURY (INCLUDING WITHOUT LIMITATION LOST PROFITS, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES) ALLEGED TO BE CAUSED BY USE OF THE DISCLOSURE(S) OR OTHER SERVICES PROVIDED HEREUNDER. CONSULTANT’S LIABILITY ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNTS PAID BY THE COMPANY TO CONSULTANT WITH REGARD TO THE PROVISION OF THE SPECIFIC SERVICES THAT GAVE RISE TO THE CLAIM OF LIABILITY, BUT IN NO EVENT WILL SUCH LIABILITY EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO CONSULTANT PURSUANT TO SECTION 2.

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Neither the Consultant nor any of its controlling persons, affiliates, directors, officers, employees or consultants shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to the services provided by Dentons on behalf of the Company pursuant to this Agreement, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted solely from gross negligence or willful misconduct of the Consultant.

9.          Other Transactions; Disclaimers. The Company acknowledges that Consultant and its affiliates are engaged in other activities from which conflicting interests or duties, or the appearance thereof, may arise. Information held elsewhere within Consultant but not accessible will not under any circumstances affect Consultant’s responsibilities to the Company hereunder. The Company further acknowledges that Consultant and its affiliates have and may continue to relationships with parties other than the Company pursuant to which Consultant may acquire information of interest to the Company. Consultant shall have no obligation to disclose to the Company or to use for the Company’s benefit any such non-public information or other information acquired in the course of engaging in any other transaction (on Consultant’s own account or otherwise) or otherwise carrying on the business of Consultant.

The Company further acknowledges and agrees that Consultant will act solely as an independent contractor hereunder, and that Consultant’s responsibility to the Company is solely contractual in nature and that Consultant does not owe the Company or any other person or entity, including but not limited to its shareholders, any fiduciary or similar duty as a result of the Engagement or otherwise.

10.         Notice. All notices, demands, and other communications to given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by overnight delivery using a nationally recognized courier service, sent by facsimile transmission, or emailed. Notice shall be deemed received: (a) if personally delivered, upon the date of delivery to the address of the receiving party; (b) if sent by overnight courier, the date actually received by the recipient; (c) if sent email, when sent. The parties will each promptly notify the other of any changes to the following contact information.

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Notices to Consultant shall be sent to:	Notices to the Company shall be sent to:

Liquid Patent Consulting, LLC:	Aqua Metals, Inc.
12100 Wilshire Blvd, Suite 800	501 23rd Avenue
Los Angeles, CA 90025	Oakland, CA 94563
Attention: Ankur V. Desai	Attention: Steve Clarke
e-mail: adesai@liquidventure.com	email: steve.clarke@aqmetals.com

11.         Complete Agreement; Amendments; Assignment. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements, whether oral or written, between Consultant and the Company. This Agreement may not be amended or modified except in writing. The rights of Consultant hereunder shall be freely assignable to any affiliate of Consultant, and this Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties and their respective successors and assigns.

12.         Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and, with the exception of the rights and benefits conferred upon the Consultant Indemnified Parties by Section 6 of this Agreement, shall not be deemed or interpreted to confer any rights upon any third parties.

13.         Governing Law; Jurisdiction; Venue. All aspects of the relationship created by this Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts made and to be performed in California, without regard to its conflicts of laws provisions. All actions and proceedings which are not submitted to arbitration pursuant to Section 14 hereof shall be heard and determined exclusively in the state and federal courts located in the County of Los Angeles, State of California, and the Company and Consultant hereby submit to the jurisdiction of such courts and irrevocably waive any defense or objection to such forum, on forum non conveniens grounds or otherwise.

14.         Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration before one arbitrator in Los Angeles (with the exception of claims to enforce the indemnity provision contained herein, administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

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The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

The parties hereby agree that this Section 14 shall survive the termination and/or expiration of this Agreement.

The Company’s and Consultant’s consent to Arbitration are confirmed by initialing below:

Company	Consultant

15.         Severability. Should any one or more covenants, restrictions and provisions contained in this Agreement be held for any reason to be void, invalid or unenforceable, in whole or in part, such unenforceability will not affect the validity of any other term of this Agreement, and the invalid provision will be binding to the fullest extent permitted by law and will be deemed amended and construed so as to meet this intent. To the extent any provision cannot be so amended or construed as a matter of law, the validity of the remaining provisions shall be deemed unaffected and the illegal or invalid provision will be deemed stricken from this Agreement.

16.         Section Headings. The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

17.         Accounting. Any calculation, computation or accounting that may be required under this Agreement shall be made in accordance and conformity with the Generally Accepted Accounting Principles and other standards as determined by the Financial Accounting Standards board and regulatory agencies with appropriate jurisdiction.

18.         Counterparts. This Agreement may be executed via facsimile transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.

If the above accords with your understanding and agreement, kindly indicate your consent hereto by signing below. We look forward to a long and successful relationship with you.

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Very truly yours,

Liquid Patent Consulting, LLC

By:
Ankur Desai
Founding Partner

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

Aqua Metals, Inc.

By:

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EXHIBIT A

Work Assignment

Services

Payment of Fees

Bill Rate:

AGREED TO:

Liquid Patent Consulting, LLC

By:
Title:
Date:

Aqua Metals, Inc.
By:
Title:
Date:

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EXHIBIT B

SCHEDULE OF FEES

Nature of IP Service	Fee

Review and analysis of inventions held by the Company to determine their usefulness, potential for monetization and potential patentability, including advice concerning the increase in the likelihood or strength of any of the foregoing;

Interviewing Company to understand the subject inventions and researching prior art for purposes of determining the patentability of such inventions;

Advise and assist in developing a strategy for the preparation and filing of one or more patents, both United States and foreign, for purposes of adequately protecting the substantive claims underlying the inventions

Review and comment on patent applications filed with respect to such inventions;

Review and comment on office actions concerning patent applications and issued patents;

Advise and assist in developing a strategy for the Company’s strategic acquisitions of inventions and patent rights to enhance the Company’s portfolio of patent rights, including conducting the due diligence and acquisition efforts on behalf of the Company;

Advise and assist with regard to licensing, litigation and sales of patent rights held by the Company

Provide engineering and/or scientific advisory services to the Company

EXHIBIT C

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

[Name of Issuer]

WARRANT TO PURCHASE COMMON STOCK

Warrant No.__	Original Issue Date: __________, 2014

_________, a ___________ corporation (the “Company”), hereby certifies that, for value received, Liquid Patent Consulting, LLC or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of _____ shares of common stock, $ _______ par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.01 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time from on or after the date hereof (the “Trigger Date”) and through and including 5:00 P.M., prevailing Pacific time, on ______, 2017 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Engagement Agreement for Strategic Consulting Services dated _____, 2014 between the Company and the Holder (the “Consulting Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”

1.          Definitions.         In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Consulting Agreement.

2.          Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.          Registration of Transfers. The Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified herein (ii) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act of 1933 (“Securities Act”) and all applicable state securities or blue sky laws and (iii) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications as the Company may reasonably request to procure an exemption from section 5 of the Securities Act. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

4           Exercise and Duration of Warrants.

(a)          All or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Trigger Date and through and including 5:00 P.M. prevailing Pacific time on the Expiration Date. At 5:00 P.M., prevailing Pacific time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)          The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), appropriately completed and duly signed, (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.          Delivery of Warrant Shares. Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Warrant Shares issuable upon such exercise, with an appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

6.          Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.          Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.          Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

9.          Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)          Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(c)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)          Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(e)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(f)          Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.         Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, the Holder may, in its sole discretion, commencing on the date that is 18 months from the date of this Warrant, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Warrant Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Consulting Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11.         Limitation on Exercises. In the event that the Company registers the sale of any of its securities pursuant to the Securities Act of 1933, as amended, as an initial public offering, in an transaction that is subject FINRA review for compensation purposes, where the Holder is, or an affiliate of, a distribution participant for the offering, then this Warrant may not be exercised for 90 days after the effective date of the initial registration statement under that act. Additionally, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% (“Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliate) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliate) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of the determination. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding, For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may decrease the Maximum Percentage to any other percentage specified in such notice; provided that such decrease will apply only to the Holder sending such notice and not to any other holder of Warrants. In addition, by written notice to the Company, any Holder may remove the limitations on exercises provided in this Section 11 entirely; provided that (i) any such removal will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such removal will apply only to the Holder sending such notice and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

12.         No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded up to the next whole number.

13.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address specified in the Consulting Agreement prior to 5:00 p.m. (prevailing Pacific time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in the Consulting Agreement t on a day that is not a Trading Day or later than 5:00 p.m. (prevailing Pacific time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Consulting Agreement unless changed by such party by two Trading Days” prior notice to the other party in accordance with this Section 13.

14.         Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.         Registration Rights. The Company agrees that the Holder and its assigns will have registration rights covering the resale of the Warrant Shares, including “piggyback” registration rights on the registrations of the Company or demand registrations (voting with the other registrable securities to effect any such demand), no less favorable than those granted to any other person by the Company prior or subsequent to the date of this Warrant. At such time, and from time to time, as the Company enters into an agreement subsequent to the date of this Warrant pursuant to which the Company grants any third party rights with respect to the Company’s registration of Company securities under the Securities Act held by such party, the Company shall offer to enter into a formal written registration rights agreement with the Holder and its assigns on substantially the same terms and such other terms as are customary and usual for agreements of such nature. In addition to, and without restricting or limiting the scope of this subparagraph (a), the Company further agrees that:

(a)          Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act, the Company will give prompt written notice to the Holder of its intention to effect such registration and will include in such registration all Warrant Shares with respect to which the Company has received a written request from the Holder for inclusion therein within 15 days after the receipt of the Company’s notice. The Company will pay, or cause to be paid, the registration expenses of the Holder in all piggyback registrations.

(b)          Underwritten Offering. If a piggyback registration is an underwritten primary or secondary registration on behalf of the Company and/or other holders of the Common Stock, and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration (including the Warrant Shares and any other shares of Common Stock held by holders with registration rights) exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, the Company will promptly furnish the Holder with a copy of the underwriter’s opinion and may, by written notice to the Holder, include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Common Stock requested to be included in such registration pro rata among all holders with registration rights on the basis of the number of shares owned by each such holder.

(c)          Underwriting Agreement. In any registration in which the Warrant Shares is to be included, the Holder shall be a party to the underwriting agreement entered into by the Company in connection therewith, and the representations and warranties by, and the other agreements on the part of, the Company and for the benefit of the underwriters shall also be made to and for the benefit of the Holder.

(d)          Documents, etc. The Company shall provide to the Holder any and all documents, statements, opinions and forms as the Holder reasonably deems necessary for the Holder to participate in any piggyback registrations and to facilitate the disposition of the Warrant Shares covered by such registration pursuant to the terms and conditions of this Agreement and the applicable securities laws.

(e)          Indemnification. In the event of any piggyback registration of any Warrant Shares under the Securities Act, and in connection with any registration statement or any other disclosure document pursuant to which securities of the Company are sold, the Company will, and hereby does, jointly and severally, indemnify and hold harmless the Holder, its directors, officers, members, fiduciaries, and agents (each, a “Covered Person”) against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, any other securities or other laws of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred by in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement, any document incorporated by reference or other such disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Covered Person specifically stating this it is for use in the preparation thereof.

(f)          All fees and expenses incurred by the Company in connection with the performance of its obligation to register the Warrant Shares pursuant to Section 15 shall be borne by the Company; provided that any fees and expenses of the holder or holders thereof or of its or their counsel, and transfer taxes applicable to the sale of such Warrant Shares, shall be borne by such holder or holders.

16.         Miscellaneous.

(a)          The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 16(a), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company, contemporaneously with the giving thereof to the shareholders.

(b)          Subject to the restrictions on transfer set forth on the first page hereof, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(c)          GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF LOS ANGELES, CALIFORNIA, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)          The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)          In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)          Except as otherwise set forth herein, prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

By:
(Name and Title)

SCHEDULE 1

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)         The undersigned is the Holder of Warrant No. _________ (the “Warrant”) issued by _____________, a _______ corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)         The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)         The Holder intends that payment of the Exercise Price shall be made as (check one):

Cash Exercise

“Cashless Exercise” under Section 10

(4)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder ________ Warrant Shares in accordance with the terms of the Warrant.

Dated:_____________, ______

Name of Holder: __________________________

By: __________________________

Name: __________________________

Title: __________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

______________________________.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______ (the “Transferee” the right represented by the within Warrant to purchase ________ shares of Common Stock of ________________ (the “Company”) to which the within Warrant relates and appoints _________ attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)          the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)          the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)          the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)          the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated _____,__
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: